Exhibit 5.1

May 8, 2006

LKQ Corporation
120 North LaSalle Street
Suite 3300
Chicago, IL 60602

Re:  Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as securities counsel to LKQ Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), of a registration statement on Form S-4, as filed by the Company with the Commission on or about May 8, 2006, as amended from time to time (the “Registration Statement”), relating to the registration of 5,000,000 shares of common stock, $.01 par value per share (the “Company Shares”), which Company Shares may be offered or sold from time to time in the future in connection with the acquisition by the Company of other businesses, assets, properties, or securities in business combination transactions in accordance with Rule 415(a)(1)(viii) of Regulation C under the Act or otherwise under Rule 415.

For the purpose of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of only the following documents:  (a) Certificate of Incorporation and all Certificates of Amendment of the Company filed with the Secretary of State of the State of Delaware through the date of this opinion (collectively, the “Certificate of Incorporation”), (b) the bylaws of the Company, as amended, (c) pertinent resolutions of the Board of Directors and committees thereof of the Company, (d) a certificate or certificates of the Secretary of State of the State of Delaware, (e) certificates or letters of the Company and others, and (f) such other documents as we have deemed necessary as a basis for the opinions set forth herein. As to questions of fact material to this opinion, we have relied, to the extent we deemed such reliance appropriate, without investigation, on the documents referred to above.

In connection with this opinion, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) each natural person signing any document reviewed by us had the legal capacity to do so; (v) each person signing in a representative capacity any document reviewed by us had authority to sign in such capacity; (vi) the Registration Statement, and any amendments thereto (including any post-effective amendments), relating to the Company Shares will have become effective under the Act, and no order suspending the effectiveness of the Registration Statement has been issued and no

LKQ Corporation
May 8, 2006

proceedings for that purpose are pending before or contemplated by the Commission; (vii) the Company Shares have been or will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement; and (viii) a definitive purchase, merger, exchange, or similar agreement with respect to the Company Shares has been or will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.

Based upon the foregoing, we are of the opinion that:

When (i) the Board of Directors of the Company or, to the extent permitted by the General Corporation Law of the State of Delaware, as amended, a duly constituted and acting committee thereof (such Board of Directors or committee being referred to herein as the “Board”) has taken all necessary corporate action to approve each issuance of and the terms of each offering of the Company Shares and related matters; (ii) the terms of the issuance and sale of the Company Shares have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, including the Certificate of Incorporation, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iii) the Company Shares have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Registration Statement and in accordance with the applicable definitive purchase, merger, exchange, or similar agreement approved by the Board and upon payment therefor in accordance with such agreement, the Company Shares will, upon such issuance, constitute legally issued, fully paid, and nonassessable shares of common stock, $.01 par value, of the Company.

The opinion and other matters in this letter are qualified in their entirety by, and subject to, the following:

i.              We express no opinion as to the laws of any jurisdiction other than the Included Laws. For purposes of this opinion, the term “Included Laws” means the Laws of the State of Delaware that are, in our experience, normally applicable to the matters covered by our opinion, including the General Corporation Law of the State of Delaware, any applicable provisions of the Constitution of the State of Delaware, and applicable judicial decisions. We do not express any opinions as to any other laws or the laws of any other jurisdiction.

ii.             The foregoing opinion is qualified to the extent that the enforceability of any document, instrument or security may be limited by or subject to bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and general equitable or public policy principles.

iii.            This letter and the matters addressed herein are as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein, whether based on a change in the law, a

LKQ Corporation
May 8, 2006

change in any fact relating to the Company or any other person or entity, including governmental authorities (each such person or entity being a “Person”), or any other circumstance. This opinion letter is limited to the matters expressly stated herein and no opinions are to be inferred or may be implied beyond the opinions expressly set forth herein.

We consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the references made to our firm under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act. Without our prior consent, this letter may not be quoted in whole or in part or otherwise referred to in any other document and may not be otherwise furnished or disclosed to or used by any other Person.

Very truly yours,

/s/ BELL BOYD & LLOYD LLC